Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: Ardsley Advisory Partners

Date of Earliest Transaction Required to be Reported: April 28, 2017

Issuer Name and Ticker Symbol: Marrone Bio Innovations Inc. (MBII)

Names:	Ardsley Advisory Partners, Ardsley Partners I, Philip J. Hempleman, Ardsley Renewable Energy Fund, L.P., Ardsley Partners Fund II, L.P. and Ardsley Partners Duckdive Fund, L.P

Address:	Ardsley Advisory Partners
262 Harbor Drive
Stamford, CT 06902

Signatures:

The undersigned, Ardsley Advisory Partners, Ardsley Partners I, Philip J. Hempleman, Ardsley Renewable Energy Fund, L.P., Ardsley Partners Fund II, L.P. and Ardsley Partners Duckdive Fund, L.P, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form4 with respect to the beneficial ownership of securities of Marrone Bio Innovations Inc.

ARDSLEY ADVISORY PARTNERS

By: /s/ Steve Napoli

Steve Napoli, Partner

ARDSLEY PARTNERS I

By: /s/ Steve Napoli

Steve Napoli, General Partner

PHILIP J. HEMPLEMAN

By: /s/ Steve Napoli

Steve Napoli, as attorney in fact for Philip J. Hempleman

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

By:Ardsley Partners I, General Partner

By: /s/ Steve Napoli

Steve Napoli, General Partner

ARDSLEY PARTNERS FUND II, L.P.

By:Ardsley Partners I, General Partner

By: /s/ Steve Napoli

Steve Napoli, General Partner

ARDSLEY DUCKDIVE FUND, L.P.

By:Ardsley Partners I, General Partner

By: /s/ Steve Napoli

Steve Napoli, General Partner